UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 13, 2016

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct NE Marietta, GA	30062 (Zip Code)
(Address of principal executive offices)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.            Completion of Acquisition or Disposition of Assets.

On January 13, 2016, MiMedx Group, Inc. filed a Current Report on Form 8-K reporting that it had acquired all of the outstanding common stock of Stability Inc. d/b/a Stability Biologics ("Stability"). This Current Report on Form 8-K/A is being filed to provide certain audited financial statements and certain unaudited pro forma information of Stability required by Item 9.01 of Form 8-K and should be read in conjunction with the Company's Current Report on Form 8-K filed on January 13, 2016.

 Item 9.01.            Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

(1) Stability Inc. Audited Balance Sheets as of December 31, 2015 and 2014 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the notes thereto and the Report of Independent Registered Public Accounting Firm related thereto, filed as Exhibit 99.1 hereto and incorporated by reference herein.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item with respect to the transaction is filed as Exhibit 99.2 hereto and incorporated by reference herein.

(c)    Not applicable.

(d)     Exhibits

Exhibit No.	Description
Exhibit 23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm.
Exhibit 99.1
Stability Inc. Audited Balance Sheets as of December 31, 2015 and 2014 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the notes thereto and the Report of Independent Registered Public Accounting Firm related thereto.

Exhibit 99.2	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: March 31, 2016	By:	/s/ Michael J. Senken
Michael J. Senken, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm.
Exhibit 99.1
Stability Inc. Audited Balance Sheets as of December 31, 2015 and 2014 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the notes thereto and the Report of Independent Registered Public Accounting Firm related thereto.

Exhibit 99.2	Unaudited Pro Forma Financial Information.